SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported):
                                 April 30, 1996




                             DIGITAL RECORDERS, INC.
             (Exact name of registrant as specified in its charter)



   North Carolina                    1-13408                     56-1362926
(State of Incorporation)      (Commission File No.)          (I.R.S. Employer
                                                            Identification No.)



                              Post Office Box 14068
                Research Triangle Park, North Carolina 27709-4068
                    (Address of principal executive offices)



                                 (919) 361-2155
              (Registrant's telephone number, including area code)

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ITEM 1.  Changes in Control of Registrant

                  Not applicable.

ITEM 2.  Acquisition or Disposal of Assets

         On April 30, 1996, Digital Recorders, Inc. (the "Registrant") closed on its purchase of all of the outstanding shares of capital stock of Transit-Media GmbH ("Transit Media"). The acquisition was completed pursuant to the terms of an agreement among the Registrant; Transit-Media; Robert Huber, Hans Damm and Anita Damm, the shareholders of Transit-Media (the "Shareholders"); and Elmako
Damm GmbH, a company affiliated with Hans Damm ("Elmako"). The Registrant acquired all of the outstanding stock of Transit-Media for $385,000 in cash and the assumption of Transit-Media's obligations of approximately $140,000 under a bank line of credit. The Registrant also paid a $100,000 finder's fee as described below. The cash payments were made out of working capital of the Registrant.

         The Agreement further provides that the Registrant will purchase a minimum of 50 controller boards from Elmako at a specified price delivery of which is expected to occur in the second quarter of 1996. Elmako has agreed that it will not sell or deliver controller boards, displays or related software to any competitor of the Registrant.

         Transit-Media, a company headquartered in Baden-Baden, Germany, assembles and markets on-board electronic destination signs for mass-transit systems in Europe. Transit-Media markets its signs under the TwinVision trademark and patents on TwinVision are pending in both the United States and Europe. The Registrant intends to operate Transit-Media as a wholly-owned subsidiary and to continue such business operations. Management of the Registrant believes that the European market for mass transit products is substantially larger than the United States market and that the acquisition of Transit-Media will enhance the Registrant's ability to sell Talking Bus(R) passenger announcement systems in Europe.

         Transit-Media was founded in 1995 by Mr. Robert Huber, who was chief executive officer and co-owner. Mr. Huber will remain in charge of Transit-Media's operations and the Registrant anticipates entering into an employment agreement with Mr. Huber in the near future.

         Except as described below, prior to this transaction there was no material relationship among Transit-Media, the Registrant or any of their affiliates, directors, officers or associates. In January 1996, a consulting firm controlled by David L. Turney, a director nominee of the Registrant, entered into a financial consulting agreement with Transit-Media. Pursuant to the consulting agreement, and upon the closing of the sale described herein, Transit-Media became obligated to pay a $100,000 fee to the consulting firm, a liability which the Registrant assumed.

ITEM 3.  Bankruptcy or Receivership

                  Not applicable.

ITEM 4.  Changes in Registrant's Certifying Accountant

                  Not applicable.

ITEM 5.  Other Events

                  Not applicable.

ITEM 6.  Resignations of Registrant's Directors

                  Not applicable.

ITEM 7.  Financial Statements and Exhibits

             (a) & (b)  It is  impracticable  to provide the required  financial statements and the proforma financial information relative to Seller at this time. In accordance with Item 7(a)1 and 7(b)(2), the Registrant will file the required financial statements and proforma financial information as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

                  (c)   The  following   exhibits  are  furnished   herewith  in
                        accordance with the provisions of Item 601 of Regulation S-K:

                                                                      Reg. S-K
Exhibit No.                   Description                              Item No.

       1            Stock Acquisition Agreement                           2
                    (translated from original German version)

       2            Notary Public Closing Document                        2
                    (translated from original German version)

ITEM 8.  Change of Fiscal Year

                  Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     DIGITAL RECORDERS, INC.



Date: May 15, 1996             By:  /s/ J. Phillips L. Johnston
                                  -----------------------------
                                        J. Phillips L. Johnston, President



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